Form 8-K For First Hartford Corporation

May 26, 2004

Regulation FD Disclosure

Item 9 Regulation FD Disclosure

As reported in the Providence Journal on May 25, 2004, the City of Cranston, Rhode Island has chosen a Joint Venture in which the Company has a 50% interest to build and lease to the City, a 60,000 s.f. Police Station.  The building will be on property owned by the Joint Venture and will be constructed by Brewery Parkade, Inc., a 100% owned subsidiary of the Company.  Details of the leases have to be finalized.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

First Hartford Realty Corporation

/s/ Stuart I. Greenwald
Stuart I. Greenwald
Treasurer

SG/lf